UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2022

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 110

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 28, 2022, the Company entered into a second amendment to its existing Credit Agreement (the “2022 Amendment”), with JPMorgan Chase Bank, N.A., individually, and as Administrative Agent and Issuing Bank (“JPMorgan Chase” or the “Lender”). The 2022 Amendment increases the Company’s senior secured revolving line of credit (the “Revolver”) to $20,000,000 (from $2,000,000), increases the portion of the Revolver available for letters of credit to $5,000,000 (from $1,000,000) and increases the uncommitted additional line of credit to $30,000,000 (from $2,500,000) (collectively, the “2022 Credit Facilities”). The 2022 Amendment terminated the $5,500,000 developmental line of credit. All outstanding principal and interest on the 2022 Credit Facilities are due and payable on February 28, 2027.

New borrowings under the Revolver will bear interest, at the option of the Company, at: (i) the adjusted SOFR rate, plus 0.10%, plus 1.75%, payable on the last day of the selected interest period of one, three or six months, and on the three month anniversary of the beginning of any six month interest period, if applicable; or (ii) an Alternative Base Rate (ABR), plus 1.00%, payable monthly. The ABR is the greatest of: (A) the prime rate (as published by the Wall Street Journal), (B) the Federal Reserve Bank of New York rate, plus 0.5%, and (C) the adjusted one-month term SOFR rate. Amounts outstanding under the Revolver on February 28, 2022 will continue to bear interest at the rate selected under the Credit Agreement prior to the 2022 Amendment until the last day of the interest period in effect, at which time, if not repaid, will bear interest pursuant to the Credit Agreement as amended by the 2022 Amendment. Unused portions of the 2022 Credit Facilities will continue to bear interest at a rate equal to 0.25% per annum. The 2022 Credit Facilities are pre-payable at any time without penalty, other than customary breakage fees, and any voluntary repayments made by the Company would reduce the future required repayment amounts.

The Company’s Credit Agreement, as amended by the 2022 Amendment, contains customary events of default and requires the Company to comply with customary affirmative, negative and financial covenants, including minimum interest coverage and maximum net leverage. The 2022 Credit Facilities continue to be secured by all assets of the Company.

The Company intends to use the expanded Revolver for general working capital needs, general business purposes, and for acquisitions, development and capital improvement uses.

The foregoing descriptions of the Company’s Credit Agreement, as amended by the 2022 Amendment, and the amended and restated revolving loan note do not purport to be complete and are qualified in their entirety by reference to the full text of the 2022 Amendment with the attached Annex 1 Credit Agreement and the Amended and Restated Revolving Loan Note, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement, dated as of February 28, 2022 (the “2022 Amendment”) with Annex 1 Credit Agreement, among the Company, the Lenders Party Hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Sole Bookrunner and Sole Lead Arranger

10.2	Amended and Restated Revolving Loan Note dated February 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2022.
The Joint Corp.

	By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer